EXHIBIT 10.8

AREA REPRESENTATIVE AGREEMENT BETWEEN EVOS USA, INC. AND
HEALTHY FAST FOOD, INC. DATED DECEMBER 1, 2006

AREA REPRESENTATIVE AGREEMENT
BETWEEN
EVOS USA, INC.
AND
HEALTHY FAST FOOD, INC.

Effective Date:  December 1st, 2006

                                                                  Franchisor:                                                                           Area Representative:

                                                     EVOS USA, INC.                                                                   HEALTHY FAST FOOD, INC.
                                                     609 South Howard Avenue                                                      1075 American Pacific, Suite C
                                                     Tampa, Florida  33606                                                            Henderson, Nevada 89074

Territory:

The states of Nevada, Arizona, Colorado, Utah, New Mexico, Oregon, Ohio, Kansas, Oklahoma and Texas.

TAMPDOCS\519491.9 11/21/06

TABLE OF CONTENTS
Section                                                                                                                                                                                                                                    Page

1.       DEFINITIONS                                                                                                                                                                                                                      2

(a)     Competitive Business                                                                                                                                                                                                2
(b)     Development Schedule                                                                                                                                                                                              2
(c)     Development Year                                                                                                                                                                                                     2
(d)     Franchise Agreement                                                                                                                                                                                                2
(e)     Territory                                                                                                                                                                                                                   2

2.       MATERIAL INDUCEMENTS                                                                                                                                                                                                  2
(a)     Acknowledgments                                                                                                                                                                                                     2
(b)     No Guarantees                                                                                                                                                                                                         3
(c)     Representations                                                                                                                                                                                                        3

3.       ADVANCES                                                                                                                                                                                                                         4

(a)     Amounts                                                                                                                                                                                                                   4
(b)     Reimbursement Funds                                                                                                                                                                                               4
(c)     Credits                                                                                                                                                                                                                     4

4.       TERM AND RENEWAL                                                                                                                                                                                                         4

(a)     Term                                                                                                                                                                                                                        4
(b)     Renewal                                                                                                                                                                                                                   4

5.       APPOINTMENT                                                                                                                                                                                                                    5

(a)     Appointment                                                                                                                                                                                                             5
(b)     Reservation of Rights                                                                                                                                                                                                5
(c)     Alternative Channels of Distribution                                                                                                                                                                          6
(d)     Referrals of Prospects                                                                                                                                                                                              6
(e)     Strict Performance                                                                                                                                                                                                   6
(f)      Franchise Agreements                                                                                                                                                                                             6

6.       YOUR TRAINING STORE                                                                                                                                                                                                     6

7.       YOUR OFFICE                                                                                                                                                                                                                    6

8.       PERFORMANCE STANDARDS                                                                                                                                                                                           7

(a)     Development Schedule                                                                                                                                                                                              7
(b)     Best Efforts                                                                                                                                                                                                              7
(c)     Effect of Failure                                                                                                                                                                                                        7
(d)     Adjusted Territory                                                                                                                                                                                                     7
(e)     Expiration/Effect                                                                                                                                                                                                       7

9.       DISCLOSURE AND REGISTRATION                                                                                                                                                                                   8

(a)     Franchise Documentation                                                                                                                                                                                          8
(b)     Registration                                                                                                                                                                                                              8
(c)     Delays                                                                                                                                                                                                                     8
(d)     Information Requirements                                                                                                                                                                                          8
(e)     Broker Registration                                                                                                                                                                                                   8
(f)      Disclosure Documents                                                                                                                                                                                              9
(g)     Franchise Disclosure                                                                                                                                                                                                9

i
TAMPDOCS\519491.911/21/06

(h)     Franchise Agreements                                                                                                                                                                                              9

10.     FRANCHISE SOLICITATION                                                                                                                                                                                               10

(a)     Recruiting and Screening                                                                                                                                                                                        10
(b)     Application Process                                                                                                                                                                                                10
(c)     Method of Approval                                                                                                                                                                                                 10

11.     COMPENSATION                                                                                                                                                                                                               10

(a)     Initial Franchise Fees                                                                                                                                                                                              10
(b)     Royalties                                                                                                                                                                                                                11
(c)     Terms of Payment                                                                                                                                                                                                   11
(d)     Setoffs                                                                                                                                                                                                                   11

12.     ANCILLARY ACTIVITIES                                                                                                                                                                                                    11

13.     TRAINING                                                                                                                                                                                                                          12

(a)     Area Representative Training                                                                                                                                                                                 12
(b)     Initial Franchise Owner Training                                                                                                                                                                             12
(c)     Additional Training                                                                                                                                                                                                  12
(d)     Support Service Training                                                                                                                                                                                         12
(e)     Supplemental Training                                                                                                                                                                                             12
(f)      Costs and Expenses                                                                                                                                                                                                12

14.     AR MANUAL                                                                                                                                                                                                                      12

15.     SERVICE OBLIGATIONS                                                                                                                                                                                                    13

16.     COMPUTER SYSTEM                                                                                                                                                                                                         16

17.     FRANCHISE OWNER INSPECTIONS                                                                                                                                                                               16

18.     MARKS                                                                                                                                                                                                                              17

(a)     Ownership and Goodwill                                                                                                                                                                                         17
(b)     Limitations on Use                                                                                                                                                                                                   17
(c)     Infringements and Claims                                                                                                                                                                                        17
(d)     Discontinuance of Use                                                                                                                                                                                            17

19.     CONFIDENTIAL INFORMATION                                                                                                                                                                                       17

(a)     Nature of Information                                                                                                                                                                                               17
(b)     Nondisclosure                                                                                                                                                                                                         18
(c)     Use of Ideas                                                                                                                                                                                                           18
(d)     Exclusive Relationship                                                                                                                                                                                             18

20.     IMAGE AND OPERATING STANDARDS                                                                                                                                                                           19

(a)     Standards of Service                                                                                                                                                                                               19
(b)     Advertising                                                                                                                                                                                                             19
(c)     Promotional Materials                                                                                                                                                                                              19
(d)     Judicial Actions                                                                                                                                                                                                      20
(e)     Management of Business                                                                                                                                                                                       20
(f)      Minimum Staffing Levels                                                                                                                                                                                          20
(g)     Facilities and Equipment                                                                                                                                                                                          20

21.     INSURANCE                                                                                                                                                                                                                      20

(a)     Coverage Requirements                                                                                                                                                                                          20

TAMPDOCS\519491.911/21/06

(b)     Verifications                                                                                                                                                                                                           20

22.     TRANSFER                                                                                                                                                                                                                        21

(a)     By Us                                                                                                                                                                                                                     21
(b)     By You                                                                                                                                                                                                                   21
(c)     Conditions for Approval of Transfer                                                                                                                                                                        21
(d)     Transfer to a Controlled Entity                                                                                                                                                                                22
(e)     Effect of Consent to Transfer                                                                                                                                                                                   23
(f)      Compliance with Laws                                                                                                                                                                                             23
(g)     Right of First Refusal                                                                                                                                                                                               23
(h)     Transfer Upon Death or Disability                                                                                                                                                                          23
(i)      Management Upon Death or Disability                                                                                                                                                                   24
(j)      Sale of Securities                                                                                                                                                                                                   24

23.     TERMINATION BY US / WITH CAUSE                                                                                                                                                                              24

24.     RIGHTS AND OBLIGATIONS ON TERMINATION OR EXPIRATION                                                                                                                                 26

            (a)     Ours                                                                                                                                                                                                                      26
(b)     Disassociation                                                                                                                                                                                                        26
(c)     Confidential Information                                                                                                                                                                                           26
(d)     Noncompetition                                                                                                                                                                                                       27

25.     RELATIONSHIP OF THE PARTIES                                                                                                                                                                                     27

(a)     Independent Contractors                                                                                                                                                                                         27
(b)     Identification                                                                                                                                                                                                          27
(c)     Liabilities                                                                                                                                                                                                               27
(d)     Indemnification by You                                                                                                                                                                                           27
(e)     Indemnification by Us                                                                                                                                                                                             28
(f)      Contributions                                                                                                                                                                                                         28

26.     BUSINESS ORGANIZATION                                                                                                                                                                                               28

27.     NOTICES                                                                                                                                                                                                                          29

28.     MISCELLANEOUS                                                                                                                                                                                                             29

(a)     Severability; Substitution of Valid Provisions                                                                                                                                                           29
(b)     No Waiver                                                                                                                                                                                                             29
(c)     Binding Nature, Assignments                                                                                                                                                                                   29
(d)     Headings                                                                                                                                                                                                                29
(e)     Construction                                                                                                                                                                                                           29
(f)      Further Instruments and Actions                                                                                                                                                                             30
(g)     Complete Agreement; Modification                                                                                                                                                                        30
(h)     Execution and Counterparts                                                                                                                                                                                  30
(i)      Understanding of Agreement                                                                                                                                                                                 30
(j)      Cumulative Remedies                                                                                                                                                                                              30
(k)     Costs and Attorneys’ Fees                                                                                                                                                                                       30
(l)      Certain Definitions                                                                                                                                                                                                   30
(m)    Continuing Obligations                                                                                                                                                                                             30
(n)     Governing Law                                                                                                                                                                                                        30
(o)     Jurisdiction                                                                                                                                                                                                             31
(p)     Arbitration Proceedings                                                                                                                                                                                           31
(q)     Force Majeure                                                                                                                                                                                                        31

TAMPDOCS\519491.911/21/06

Exhibits

Exhibit A- Development Schedule

Exhibit B-Projected Corporate Staffing Requirements

Exhibit C-Form of Securities Sale Addendum

TAMPDOCS\519491.911/21/06

AREA REPRESENTATIVE AGREEMENT

THIS AREA REPRESENTATIVE AGREEMENT (this “Agreement”) is effective on December 1st, 2006 (the (“Effective Date”) (regardless of the actual date of signature), by EVOS USA, INC., a Florida corporation (“we,” “us” or “our” or the “Franchisor”), and HEALTHY FAST FOOD, INC., a(n) Nevada corporation (collectively, “you,” “your” or the “Area Representative”) (you and we are sometimes collectively referred to as the “parties” and each are sometimes separately referred to as a “party”).

BACKGROUND INFORMATION

A.           EVOS® System. We and our affiliates have expended considerable time, effort and expense in developing the EVOS® concept which specializes in serving healthier fast food in a fast-casual environment (each an “EVOS® Restaurant” or “Restaurant”).  EVOS® Restaurants operate under the Marks and Copyrights and under distinctive business formats, employee selection and training programs, methods, procedures, designs, layouts, signs, equipment, menus, use of certain soy-based products, recipes, trade dress, standards and specifications, all of which we may improve, further develop, change or replace or otherwise modify from time to time (the “System”).

We commission, use, promote and license in the operation of an EVOS® Restaurant certain trademarks, service marks and other commercial symbols, including the trade and service mark “EVOS®” and other associated logos, copyrighted works, designs, Art, trade dress, trademarks, service marks, commercial symbols, and e-names, which will gain or have gained and continue to gain public acceptance and goodwill, and may create, commission, use and license additional trademarks, service marks, e-names, copyrighted works, Art and commercial symbols in conjunction with the operation of EVOS® Restaurants (collectively, the “Marks”). We license them from an affiliate and sublicense them to you.

We grant to persons who meet our qualifications and are willing to undertake the investment and effort, a Franchise to own and operate an EVOS® Restaurant offering the products and services we authorize and approve and utilizing the Marks and the System.  You have applied for a Franchise to own and operate an EVOS® Restaurant and to act as our Area Representative in the Territory.  Your rights to own and operate an EVOS® Restaurant will be governed by a separate Franchise Agreement.

B.           Area Representatives.  We appoint certain persons who meet our standards and qualifications and who are willing to undertake special efforts (“Area Representatives”), the right to solicit and screen prospective franchise owners for the right to own and operate EVOS® Restaurant franchises (“Franchises”), to assist us in rendering certain services to them, within a defined geographic territory (the “Territory”) and to perform certain other business activities and responsibilities that we require from time to time.  Individuals or entities granted Franchises are referred to as “Franchise Owner(s).”  You want to serve as one of our Area Representatives.  The business you conduct under this Agreement is referred to as the “Area Representative Business.”

OPERATIVE TERMS

ACCORDINGLY, the parties agree as follows:

1.           DEFINITIONS

The following terms have the following meanings in this Agreement:

(a)           COMPETITIVE BUSINESS.  The term “Competitive Business” as used in this Agreement means any business or facility owning, operating, managing, granting, offering or soliciting franchises or licenses to others to do so, any quick service restaurant (other than an EVOS® Restaurant operated under a franchise agreement with us) that offers food products for dining on-site, catering, delivery service, kiosk-type or take-out of food products where 50% or more of the menu items consist of healthier fare, or organic or natural foods, soy-based or lower carb foods, or any type of deli or fast foods and beverages which are then the same or similar as those offered by EVOS® Restaurants.  A Competitive Business does not include restaurants that offer primarily fine dining or where patrons order from wait staff from menus at their tables.

(b)           DEVELOPMENT SCHEDULE.  The words “Development Schedule” mean the minimum number of franchised EVOS® Restaurants to be open and in operation on the last day of any Development Year in the Territory.

(c)           DEVELOPMENT YEAR.  The first Development Year begins 6 months from the Effective Date (the “Development Commencement Date”) and ends on the first day of the month following 12 full calendar months following the Development Commencement Date.  Then, each subsequent Development Year begins on each anniversary of the first day of Development Year 2 (i.e., if the Development Commencement Date is April 15, 2007, then Development Year 2 begins on May 1, 2008).

(d)           FRANCHISE AGREEMENT.  The words “Franchise Agreement” mean the form of Franchise Agreement we use from time to time (including all related exhibits, riders, addenda, amendments and guarantees), in granting Franchises.

(e)           TERRITORY.  The word “Territory” means the geographic area consisting of the states of Nevada, Arizona, Colorado, Utah, New Mexico, Oregon, Ohio, Kansas, Oklahoma and Texas.

2.           MATERIAL INDUCEMENTS

(a)           ACKNOWLEDGMENTS.  We are presenting this Agreement to you because you expressed the desire to own and operate an Area Representative Business.  You understand that the terms of this Agreement are reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each Franchise and to protect and preserve the goodwill of the Marks.  In signing this Agreement, you acknowledge.

(i)           The importance of operating your Area Representative Business in strict conformity with our standards.

(ii)           That you have conducted an independent investigation of the Area Representative Business and recognize that, like any other business, its nature may evolve and change over time.

(iii)           That an investment in an Area Representative Business involves business risks, responsibilities and obligations.

(iv)           That the success of this business venture is primarily dependent on your business abilities and efforts.

(v)           You will comply with and/or assist us to the fullest extent possible in our efforts to comply with Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war (the “Anti-Terrorism Laws”).

(vi)           Neither you nor any of your owners, employees, or agents, property or interests is subject to being “blocked” under any of the Anti-Terrorism Laws and that neither you nor they are otherwise in violation of any of the Anti-Terrorism Laws.

(b)           NO GUARANTEES.  We expressly disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty or guarantee, express or implied, as to the revenues, sales, profits or success of the business venture contemplated by this Agreement or the extent to which we will continue to develop and expand the network of Area Representative Businesses.  You acknowledge that:

(i)           Any statements regarding the potential or probable revenues, sales or profits of the business venture are made solely in the Franchise Offering Circular, if any, delivered to you prior to signing this Agreement.

(ii)           Any statements regarding the potential or probable revenues, sales or profits of the business venture or statistical information regarding any existing Area Representative Business or any Franchise that is not contained in our Franchise Offering Circular is unauthorized, unwarranted and unreliable, and should be reported to us immediately.

(iii)           Any information you obtained from other owners of Area Representative Businesses relating to revenues, sales, profits or otherwise does not constitute information obtained from us and we do not warrant or guarantee the accuracy of any such information.

(iv)           You have not received or relied on any representations about the Area Representative Business made by us, or our officers, directors, employees or agents, that are contrary to the statements made in our Franchise Offering Circular or to the terms of this Agreement.

(c)           REPRESENTATIONS.  To induce us to enter into this Agreement with you, you represent and warrant that:

(i)           In all of your dealings with us, our officers, directors, employees and agents act only in a representative capacity and not in an individual capacity.

(ii)           This Agreement and all business dealings between you and such individuals as a result of this Agreement, are solely between you and us.

(iii)           You have made no misrepresentations in obtaining your rights under this Agreement including in the application that you provided to us.

(iv)           You have read this Agreement and our Franchise Offering Circular in their entirety.

3.           ADVANCES

(a)           AMOUNTS.   You have already advanced us funds in the amount of $35,000 in July, 2006.  On signing this Agreement, you will pay us an additional $25,000 (the “Reimbursement Funds”), so that the total amount advanced will be $60,000 in cash.

(b)           REIMBURSEMENT FUNDS.  We are using the Reimbursement Funds to reimburse our expenses or pay them, as the case may be, associated with legal fees and governmental filing fees related to entering into this Agreement and preparing the related disclosure documents.  However, we will not disburse any of the Reimbursement Funds until we have applied for registration in the states of California and Washington so that you can solicit franchises there.  We will file the applications in those states within 30 days of the Effective Date.

(c)           CREDITS.  In exchange for the advances, we will waive the initial franchise fee otherwise due us from you or your affiliates for 11 new Restaurants that you or your affiliates will own and operate in the Territory.  Once we have received all of the advances, and in exchange for certain other agreements between the parties otherwise described in this Agreement, we release you from any other obligation you may have to reimburse us for any expenses that we incurred in connection with the preparation and development of this Agreement and the disclosure documents associated with it.

4.           TERM AND RENEWAL.

(a)           TERM.  The Effective Date of this Agreement is shown on the cover, regardless of the actual date of signatures of the parties.  This Agreement commences on its Effective Date and will continue until the end of the 10th Development Year; unless terminated sooner in accordance with this Agreement (the “Term”).  The word “Term” includes the time period of any renewal or extension of this Agreement.

(b)           RENEWAL.  At the expiration of the Term (or each successive renewal Term), if you are not then in breach of this Agreement, you may renew this Agreement for 2 renewal periods of 5 years if you fulfill all of the following conditions:

(i)           You have notified us 180 days prior to the end of the Term or renewal period of your intent to renew.

(ii)           You and we enter into our then-current form of Area Representative Agreement.

(iii)           You and we mutually agree on a development schedule (if any) for EVOS® Restaurants in the Territory during the renewal term (the “Successor Schedule”).

(iv)           You must reimburse us for the expenses we incur associated with the renewal (with the expectation, but no guarantee, that they will not exceed $15,000).  No renewal fee will be charged for Restaurants already developed in the Territory before the end of the period.

(v)           You sign and deliver to us a general release in our then-standard form.

5.           APPOINTMENT

    (a)           APPOINTMENT.  We appoint you as our Area Representative for the Term and you agree to the appointment.  During the Term:  (i) we grant you the right, and you accept the obligation, to actively and continually solicit prospective franchise owners and assist us in rendering the services described in this Agreement to our Franchise Owners whose EVOS® Restaurants are physically located within the Territory as long as you are in full compliance with this Agreement; and (ii) you agree to devote your full time and attention, and to utilize your best efforts, to the operation of your Area Representative Business, to enhance the sales and operations of EVOS® Restaurants within the Territory, to solicit prospective franchise owners, and to fulfill this Agreement, other than the time you devote to the operation of EVOS® Restaurants owned by you or your affiliates.  However, notwithstanding the foregoing, you acknowledge and agree that the operations of your or your affiliate-owned EVOS® Restaurants must not be such a burden or limitation on your resources so that it materially detracts from the operation of your Area Representative Business.  You agree to acquire the managerial and financial resources to operate your own and affiliated EVOS® Restaurants and fully exploit the opportunities available to you and your Area Representative Business.

(b)           RESERVATION OF RIGHTS.  On behalf of us and our affiliates, we retain the right to do the following and without any compensation to you:

(i)           To solicit prospective franchise owners and grant other persons Franchises, or other rights to operate EVOS® Restaurants: (x) through national or regional advertising, trade shows or conventions, or using or through the Internet, Intranet or other forms of e-commerce or through similar means (but we will refer leads from within your Territory to you); and/or (y) anywhere outside of the Territory.

(ii)           To solicit Area Representatives, developers and brokers for the purpose of expanding franchises in locations other than the Territory, or within the Territory if doing so does not materially interfere with your rights and compensation under this Agreement.

(iii)           To own and operate EVOS® Restaurants ourselves or through affiliates anywhere other than in your Territory.

(iv)           Sell, solicit, recruit and provide services for EVOS® Restaurants or any franchised business not defined as an EVOS® Restaurant in this Agreement.

(v)           To sell, and provide the services authorized for sale by, EVOS® Restaurants under the Marks or other trade names, trademarks, service marks and commercial symbols through similar or dissimilar channels (like telephone, mail order, kiosk, co-branded sites and sites located within other retail businesses, Intranet, Internet, web sites, wireless, email or other forms of e-commerce) for distribution within and outside of the Territory and pursuant to such terms and conditions as we consider appropriate.

(vi)           To solicit prospective franchise owners for, and own and operate, businesses and restaurants of any other kind or nature, anywhere.

(vii)                      To own, operate, and develop other businesses (including other restaurant concepts) in your Territory (other than a Competitive Business).

(c)           ALTERNATIVE CHANNELS OF DISTRIBUTION.  To the extent we deem practicable, we may give you the opportunity to participate in the sale of other services through other distribution channels or to Franchises in the Territory; but we are not obligated to do so.  However, you may not participate in other services or areas of distribution, without our prior written approval.  You acknowledge that:  (i) there may be Franchise Agreements or other agreements already in effect between us and Franchise Owners or distributors in the Territory; and (ii) the rights granted to you under this Agreement are subject to the rights of existing Franchise Owners and distributors in the Territory.

(d)           REFERRALS OF PROSPECTS.  We will refer to you, as we deem appropriate, all information that we obtain from prospective franchise owners who want to operate Franchises within the Territory regardless of the source.  You must at your expense:  (i) complete the solicitation and background investigation of such prospective franchise owners; (ii) send to us all information that you obtain from prospective franchise owners who want to operate outside of the Territory; and (iii) complete all character profiles and other procedures we direct from time to time.

(e)           STRICT PERFORMANCE.  You must perform your obligations under this Agreement strictly in accordance with the terms and provisions of this Agreement, and our policies as they may be developed, modified and supplemented from time to time, and only within the Territory, unless we notify you that you may operate in a contiguous geographic area to your Territory.

(f)           FRANCHISE AGREEMENTS.  You acknowledge that:  (i) you are familiar with our current forms of Franchise Agreement; and (ii) we may modify or amend our forms of Franchise Agreement and all terms of granting franchises at any time.  Terms not otherwise defined in this Agreement have meanings as defined in the Franchise Agreement.

6.           YOUR TRAINING STORE

    During the Term, you agree to own, operate and maintain at all times at least 1 franchised EVOS® Restaurant in the Territory (the “Training Store”).  Your Store located at 10895 S. Eastern Avenue, Henderson, Nevada 89052 meets our standards as a Training Store.  You must maintain the Training Store as a certified training facility based on the standards we develop from time to time throughout the term of this Agreement.  You recognize that the Training Store must meet our requirements for a training facility and therefore may be more expensive to develop, construct, own and operate than a typical EVOS® Restaurant. If at any time, your Training Store does not meet our certification as a training facility:  (i) you will be in breach of this Agreement; and (ii) we may cancel, and you will then forfeit, any compensation that we otherwise owe you pursuant to this Agreement for any Franchise Owner who you are not able to train at your Training Store.

7.           YOUR OFFICE

During the Term, you are required to maintain an office at a location we approve (your “Office”) and that is sufficient for you to fulfill your responsibilities under this Agreement and project a suitable image for prospective Franchise Owners.  Thus, your Office must meet such reasonable standards for location, layout and décor as we develop from time to time.  We approve your current Office but you and we agree that it is temporary only and you will obtain an Office separate from other businesses no later than the end of Development Year 2.  We will not unreasonably withhold approval of any future Office.

8.           PERFORMANCE STANDARDS

During the Term you must at all times faithfully, honestly and diligently perform your obligations and exert your best efforts to promote and enhance your Area Representative Business and the sale, development and servicing of Franchises and EVOS® Restaurants within the Territory.

(a)           DEVELOPMENT SCHEDULE.  You agree that your rights under this Agreement are contingent on your opening and maintaining the number of EVOS® Restaurants required by the Development Schedule.  You must replace any Franchise that terminates or expires or any EVOS® Restaurant that closes, within the Territory in order to maintain the number of EVOS® Restaurants required in the Development Schedule.  In addition to the foregoing, you must develop Stores within the Territory so that all of the states within the Territory experience the development and opening of EVOS® Restaurants.  In this regard, the Territory will automatically be adjusted to eliminate any states in the Territory if you have not achieved the minimum development in such state(s).

(b)           BEST EFFORTS. You must use your best efforts to ensure that EVOS® Restaurants in the Territory meet our standards and specification for quality and performance (“System Standards”).

(c)           EFFECT OF FAILURE.  If you do not meet or exceed the Development Schedule, we may either:

(i)           Reduce the Territory to an area that we believe you are able to adequately supervise (the “Adjusted Territory”) (which may result in ending your rights to service some Restaurants you have been servicing and assigning those servicing obligations and the related compensation to others or assuming them ourselves).

(ii)           Terminate this Agreement otherwise in accordance with its terms.

(d)           ADJUSTED TERRITORY.  If we reduce the Territory to an Adjusted Territory, then:

(i)           You will continue to perform all of your duties and obligations under this Agreement with respect to Franchises for EVOS® Restaurants that opened in the Territory prior to adjustment until further notice from us.

(ii)           You will no longer market or solicit Franchise Owners for the purchase of EVOS® Restaurants or provide related services outside of the Adjusted Territory.

(iii)           You will not be paid any compensation relating to EVOS® Restaurants operating located outside of the Adjusted Territory after the date of adjustment.

(e)           EXPIRATION/EFFECT.  If this Agreement expires or terminates, you will no longer provide any services whatsoever to, transact business with or engage in any transactions with, any Franchise or EVOS® Restaurant operating in the Territory, including any EVOS® Restaurant developed or in development or any of our other franchise owners or Area Representatives.  Any carryover of your activities as our Area Representative will not limit or restrict our rights under this Agreement in any way.

9.           DISCLOSURE AND REGISTRATION

(a)           FRANCHISE DOCUMENTATION.  We offer Franchises through a set of documents, including, franchise agreements, offering circulars and related or ancillary documents necessary to offer or sell Franchises, or register the Franchise in compliance with state and federal franchise or business opportunity laws (the “Documentation”).  You will review the Documentation in detail so that you are fully familiar with them.  You recognize that we may modify or amend the Documentation at any time without notice or obligation to you; however, we will promptly send you copies.

(b)           REGISTRATION.  If your activities as our Area Representative require the preparation, amendment, registration or filing of any Documentation or other documents under applicable franchise, business opportunity or related laws, then you must not solicit prospective franchise owners until we have: (i) registered the Franchise in the applicable jurisdictions; (ii) provided you with the Documentation necessary for you to solicit prospective franchise owners; and (iii) notified you that the registration is in effect.  You must stop soliciting prospective franchise owners immediately at any time that we notify you that the registration of the Franchise is not then in effect or the Documentation is not in compliance with applicable law.  We will prepare the Documentation and file any materials to be registered with any state regulatory agency.  We will bear the costs of the preparation of the Documentation as well as registration and filing.

(c)           DELAYS.  If we have not completed the annual update of the Franchise Offering Circular or if we are required, but have not filed applications to offer and sell Franchises in any state in the Territory that requires franchise sales registration as of the effective date of this Agreement, for 90 or more consecutive days, then the Development Schedule will be modified to provide you with additional time (on a pro rata basis) for you to comply with the Development Schedule for that particular Franchise (for example, if we have not registered a Franchise in a particular state in the Territory that requires it for 180 consecutive days, then the Development Schedule pertaining to that Franchise will be extended 180 days).  If we, through no fault of yours, lose our rights to solicit and/or sell Franchises in any state in the Territory, we will modify the Development Schedule to accommodate you for the lost opportunity in that state.  However, you understand that it is common for temporary lapses in the ability to offer and sell Franchises due to the need for periodic modifications, updates and regulatory approvals.  Thus, lapses of consecutive time periods of 90 days or less will not require any modification of the schedule.

(d)           INFORMATION REQUIREMENTS.  In connection with fulfilling legal and other franchise requirements, you must:

(i)           Provide to us all information reasonably required by us to prepare all Documentation, including requisite offering circulars and ancillary documents for the offering of Franchises in the Territory.

(ii)           Sign and return to us all Documentation reasonably required by us, or our designee, for the purpose of registering the offer of Franchises throughout the Territory.

(iii)           Review all Documentation materials we prepare on your behalf.  We are not liable for any errors or omissions which may occur in the preparation of those materials, as long as you have approved them.

(e)           BROKER REGISTRATION.  You (and, if necessary, your owners and officers, if any) will register and/or obtain licensure as a franchise broker, real estate broker, business broker or otherwise in any jurisdiction in which you are required to do so, and maintain such registrations or licenses throughout the Term, at your cost and expense.  You must not solicit prospective franchise owners until:  (i) such registration or license, if necessary, is effective; and (ii) you have provided to us documentary proof of its effectiveness.  You must not engage or utilize any franchise brokers for any reason without our prior written approval.

(f)           DISCLOSURE DOCUMENTS.  You must comply with all applicable federal and state laws, rules and regulations governing the offering of Franchises in your Territory.  In this connection, you must:

(i)           Furnish to prospective franchise owners only Documentation we designate, including the then-current form of franchise offering circular we have authorized for use within your Territory, along with such promotional material that we have previously approved.

(ii)           Comply with all requirements for timing of delivery of the Documentation and obtaining and delivering to us the original signed acknowledgment of receipt for each franchise offering circular you deliver to any prospective franchise owner.

(iii)           Make no representations or other statements that conflict with any of the information contained in the franchise offering circular delivered to the prospective franchise owner and within our then-current Franchise Agreement.

(iv)           Make no earnings claims, or projections, or provide any information with regard to sales, revenues, income, costs or expenses relating to any Franchise or any individual EVOS® Restaurant unless in accordance with the provisions of the franchise offering circular to be provided to prospective franchise owners.

(v)           Promptly notify us of any material information or event which comes to your attention that may require disclosure in the franchise offering circular.

(vi)           Use, display, publish and distribute for purposes of soliciting prospective franchise owners, only advertising, marketing and promotional materials that we have previously approved as acceptable for use in your Territory.

(g)           FRANCHISE DISCLOSURE.  We will make reasonable efforts to provide you with copies of correspondence, reports and data issued by each Franchise Owner to us (the “Reports”) if:  (i) we determine them to be useful to your operation of your Area Representative Business; and (ii) the Reports are the type of information which Franchise Owners provide to us under their Franchise Agreements.  We will also report to you sufficient data with each compensation payment to enable you to verify the amounts payable.  We may provide this information electronically only at our option.

(h)           FRANCHISE AGREEMENTS.  When providing information to prospective franchise owners and in assisting in the closing of any sale of a Franchise, you must only provide our then-current form of Franchise Agreement and any ancillary Documentation that we have approved for use within your Territory.  You have no authority to make any changes, additions or deletions of any kind to them. You must not make any financial projections to prospective franchise owners or review or comment on any prepared or submitted by prospective franchise owners.  The only financial disclosures, if any, made to prospective franchise owners are contained in the Documentation.  You have no authority to, and agree not to, assist, advise, or solicit any Franchise Owner’s efforts to operate Franchises in any method inconsistent with the System. You are not authorized to enter into Franchise Agreements on our behalf.  Franchise Agreements and any ancillary agreements are not binding on us until we sign the Franchise Agreement and we can refuse to do so at any time.

10.           FRANCHISE SOLICITATION

    (a)           RECRUITING AND SCREENING.  You are responsible for advertising for, recruiting, soliciting and screening prospects for Franchises within the Territory according to the standards, materials, policies and procedures we develop and announce from time to time which also may be specified in the AR Manual.  You must only use the application forms and other documents we specify for each prospect that wants to purchase a Franchise (an “Applicant”).

(b)           APPLICATION PROCESS.  You must maintain written or electronic records of all contacts with all prospects for Franchises regardless whether such contact rises to the level of such prospect becoming an Applicant.  You must provide written progress reports as we request from time to time.  You must assist Applicants in completing the Application.  We may inspect your records in this regard at any time, with or without notice.  You must perform the due diligence, preliminary investigation and evaluation as we specify from time to time in the AR Manual or otherwise.  You must promptly submit all Applications for Franchises that you receive to us along with all information we require regarding the Applicant and maintain a copy with your records.

(c)           METHOD OF APPROVAL.  We will approve or disapprove Applicants by delivering notice to you (which may be electronically delivered).  We will use our best efforts to deliver such notices to you within 30 days after we receive the complete Application, and other materials we customarily require of Applicants or those we specifically request.  We will condition approval by requiring an acceptable personal interview of an Applicant or its owners.  If we perform the interview, we will be responsible for our expenses in doing so and we may require the Applicant to meet us at our headquarters.  We may require you to conduct initial interviews on our behalf; however, we retain the ultimate determination on whether to grant such Applicant a Franchise.  If we determine that the Applicant possesses sufficient financial and managerial capability and meets the other criteria then utilized by us in the award of Franchises within the Territory, we will offer to award one to the Applicant.  The award of the Franchise will be evidenced by our signing and delivery of the Franchise Agreement, after we have received it signed by the Applicant and payment of the appropriate fees.

11.           COMPENSATION.

During the Term, we will pay you compensation, based on amounts we receive from Franchises sold, located or operating in your Territory, as follows (collectively, “Compensation”):

(a)           INITIAL FRANCHISE FEES.  Starting with the ninth new Franchise sold in your Territory, we will pay you an amount equal to 50% of the Initial Franchise Fee (or similar fee) paid to us for EVOS® Restaurants located in the Territory, for which you are responsible and the procuring cause for the sale and for which you provide training.  To the extent we refund any or all of the Initial Franchise Fee paid to us, you must reimburse us the compensation we paid to you pertaining to it.  For the first 8 Franchises sold in the Territory, we will retain the full initial franchise fees and use the portion we otherwise would have paid you to provide the EVOS® corporate opening team as described in Section 15(a) below.

(b)           ROYALTIES.  We will pay you an amount equal to 50% of the monthly Royalties we receive from all EVOS® Restaurants located in the Territory, subject to the performance adjustments below (“Royalty Compensation”):

(i)           Performance Measures:  We will measure both your performance and that of the Stores in your Territory.  We will adjust Royalty Compensation if you or the Stores in your Territory do not meet our minimum standards.  Currently, this requires an 85% or better score on our Service Assurance Reports (“SAR”) and a 75% or better score on our Quality Assurance Reports (“QAR”), but we may vary both the scoring and the evaluation criteria from time to time. We will apply the same evaluation criteria and scoring in your Territory as we do elsewhere both for franchises and our company-owned units.  We will measure performance standards on roughly a quarterly basis of 13 weeks (a “Period”).

(ii)           Store Averages:  If you do not meet our performance standards (based on the average for all Stores in your Territory) during the immediately preceding Period, then the amount due for Royalty Compensation for the next Period will be reduced to 75% of the amount otherwise due (75% of 50% of the Royalties we received).  For example, if the average score for the Stores in your Territory is less than our minimum during Period 3, you will be paid 75% of the Royalty Compensation otherwise due you for Period 4 and subsequent periods until the Stores in your Territory achieve an average score of our minimum (currently 75% QAR; 85% SAR) or better, at which point we will begin paying Royalty Compensation without such adjustments for the period after you meet the standards.

(iii)           Per Store:  In addition, the Royalty Compensation will be adjusted for individual Stores not meeting the performance standards.  If any Stores in your Territory do not achieve the minimum required score for any Period, then you will have the next Period to correct the problems.  If, at the end of the next Period, the Store still scores below the minimum required score, then the Royalty Compensation will be reduced such that the Royalties from the substandard Store are not counted towards the 50% calculation for the Royalty Compensation.  Once a Store achieves or exceeds the minimum required score, then the adjustment will stop starting the next period.

(c)           TERMS OF PAYMENT.  During the Term, we will pay such amounts to you on or before the 20th day of each accounting period as follows:  (i) based on the amounts we collect during the immediately preceding accounting period for Royalties; and (ii) based on the openings of each Restaurant we have approved in the Territory during the immediately preceding accounting period.  We alone determine whether or not to charge particular fees, collection efforts to utilize and whether to waive, write-off or forgive payments due us.

(d)           SETOFFS.  We may setoff against any compensation we owe you, any amount that you owe us, including (without limitation) for any refunds we authorize (whether or not required by contract (i.e., a refunded initial franchise fee)), any advances and marketing contributions.

12.           ANCILLARY ACTIVITIES

You must disclose to us any and all income, fees, monies earned, and any other type of remuneration, compensation or consideration you or your affiliates receive by, directly or indirectly, selling, providing, brokering, or assisting in the sale of goods or services to Franchise Owners (an “Ancillary Activity”) in connection with your Area Representative Business, (including real estate commissions) but excluding anything we pay to you.  You will not engage in any Ancillary Activities, or receive any consideration for doing so, unless and until you have notified us and we have approved such activity.  You will not engage in any such Ancillary Activity that we have not approved in writing.  You must also disclose to us on a quarterly basis the information we request concerning the earnings you or your affiliates receive from Ancillary Activities.  You consent to our disclosure of such information as required by law.

13.           TRAINING

    (a)           AREA REPRESENTATIVE TRAINING. We will furnish initial training on the operation of an Area Representative Business (“Area Representative Training”) to you and up to 3 of your personnel (or, if you are a Business Entity, up to 4 of your owners and/or personnel, employees or agents).  You agree that at least 1 of your personnel will attend and complete Area Representative Training within 30 days of when we inform you it is available.

(b)           INITIAL FRANCHISE OWNER TRAINING.  You have already completed the initial training that we provide to Franchise Owners.

(c)           ADDITIONAL TRAINING.  You must attend and satisfactorily complete any additional Training that we require of Franchise Owners or Area Representatives (the “Additional Training”).  We will not charge for Additional Training but you will be responsible for your travel and living expenses.  To the extent we deem feasible, we will attempt to deliver Additional Training in ways to reduce unnecessary travel costs.

(d)           SUPPORT SERVICE TRAINING.  All of your support personnel who provide franchise support services to Franchise Owners must complete our Support Service Training that we require of all field supervisors satisfactorily at your expense.  You must pay our then-current fee for providing Support Service Training (the “Support Service Training Fee”) which is due and payable prior to attendance. The Support Service training Fee is currently $2,000 per person.  To the extent we deem feasible, we will attempt to deliver some of this training in ways to reduce unnecessary travel costs.

(e)           SUPPLEMENTAL TRAINING. During the Term, you also must attend supplemental and refresher training programs as we require for all Area Representatives and Franchise Owners.   Any charges will be on a uniform cost recovery basis.  Furthermore, you must attend all meetings of Area Representatives, at your expense, at such locations as we designate.  To the extent we deem feasible, we will attempt to deliver some of this training in ways to reduce unnecessary travel costs.

(f)           COSTS AND EXPENSES.  You are solely responsible for your compensation, travel, lodging and living expenses incurred in connection with your attendance at any training program.

14.           AR MANUAL

We will give you access to (via electronic means or otherwise), 1 or more manuals to guide and assist you in fulfilling your duties and responsibilities under this Agreement and as our Area Representative (collectively, the “AR Manual”), as soon as it is completed.  We may periodically amend and supplement the AR Manual as we see fit.  You will abide by such changes as you are notified.  Changes will be made on a uniform basis.

15.           SERVICE OBLIGATIONS

You must perform the following services, in the manner and to the extent we designate from time to time, on our behalf with respect to Franchise Owners of EVOS located or to be located in the Territory (or to the extent we designate outside the Territory during the Interim):

    (a)    Provide to all Franchise Owners (i) all initial training for the time period and covering the operations and procedures as we specify (in the AR Manual or otherwise) at your Training Store, and (ii) supplemental and refresher training at your Training Store; all in accordance with the timing, content and standards we periodically prescribe.  If the Franchise Owner does not satisfactorily complete any of the training, the Franchise Agreement will be terminated immediately.  Furthermore, if we determine that you have not trained a Franchise Owner to our satisfaction and we provide the training ourselves or arrange for someone else to do so, then we will charge you $10,000 due on receipt of invoice plus any out-of-pocket costs we incur for doing so, but the total charge and costs will not exceed the greater of $17,500 or 1/2 of the initial franchise fee paid by that Franchise Owner, and we will provide such training to that Franchise Owner.  We will provide the EVOS® corporate opening team for the first Store to open by the first 8 new Franchise Owners sold in the Territory.

(b)           Schedule and coordinate all training of all Franchise Owners with the Franchisor, if and to the extent we provide it.

(c)           Consult and advise Franchise Owners with site selection and lease negotiation of their EVOS® Restaurants.  However, we will retain ultimate authority to approve or disapprove all real estate related decisions requiring our approval under the Franchise Agreement.  We will notify you of our decision within 10 business days of receiving the complete site evaluation package from you.

(d)           Develop and maintain relationships with landlords for purposes of obtaining sites for EVOS® Restaurants and coordinating efforts with Franchise Owners to lease such sites.

(e)           Notify vendors and, if necessary, locate new vendors approved by us for the Franchises in the Territory and coordinating distribution and purchasing programs on a Territory basis under our direction and support.

(f)           Provide grand opening support, including, but not limited to coordinating marketing with local television, radio, newspapers and trade publications.

(g)           Develop relationships with landlords, contractors, equipment suppliers and service providers in the Territory (acceptable to and approved by us) and assist in supervision of the build-out for the EVOS® Restaurants in the Territory.

(h)           Assist us in developing programs for suppliers and distributors of approved products to Franchise Owners’ Territory.

(i)           Provide such pre-opening and post-opening assistance for each new EVOS® Restaurant that we prescribe from time to time.

(j)           Be responsible for periodic but no less than monthly monitoring of the operation of EVOS® Restaurants established in your Territory and informing us, whether those EVOS® Restaurants meet with our system standards in design, construction, appearance and function as specified in our Manual, including but not limited to ensuring that all food is properly stored, inventory is properly rotated, all recipes are adhered to, all food products are sliced and weighed according to System Standards, the appearance of the presentation of the food to the customer meets our System Standards, all areas of the facility, inside and out, are cleaned and maintained according to System Standards, and all equipment is functioning properly.

(k)           Actively and continuously market and promote through advertising (or otherwise as we direct) and solicit prospective franchise owners in your Territory according to an annual plan and budget that you develop and submit for our approval no later than October 31 for the upcoming Development Year.  You will bear all costs of soliciting prospective franchise owners and developing prospective franchise owners into EVOS® Restaurants operators including all phone, office, administrative, personnel, staffing, advertising, marketing, collateral and other recruiting costs and expenses according to the guidelines we specify in the AR Manual.

(l)           Assist Franchise Owners by providing guidance, assistance and logistical support during transfers of their Franchises or EVOS® Restaurants, (including providing guidance, assistance and logistical support in connection with mergers, acquisitions, transfers, resales, asset sales, etc. by or among Franchise Owners and third parties) including referrals to preferred vendors we designate.

(m)           Participate in our quality assurance programs and periodically evaluate them with us.

(n)           Monitor and report the sales volume and other data, as we determine from time to time, for the EVOS® Restaurants located in the Territory.

(o)           Conduct on our behalf, or assist us with, inspecting or auditing EVOS® Restaurants and their Owners.  You will visit every EVOS® Restaurant and each Franchise Owner in the Territory at least monthly.  We may inspect any EVOS® Restaurant in the Territory at any time.  Although you will visit them more frequently, you must provide an in-depth EVOS® Restaurant report at least quarterly following the standards, procedures and measurement criteria that we develop from time to time.  Each visitation will also be combined with your following an evaluation protocol for each EVOS® Restaurant.

(p)           Monitor and communicate to us the marketing efforts of each EVOS® Restaurant in your Territory to ensure compliance with our requirements.

(q)           If local franchise owner co-ops or other franchise owner associations are formed that include Franchise Owners in your Territory, you must use your best efforts to participate in meetings of such associations.  If applicable, and as permitted by the co-op or association governing documents, you will serve as, and fulfill the obligations of, the President. We may require you to establish one or more Franchise Owner associations or Franchise Owner Advisory Counsels

(r)           Provide Franchise Owners in the Territory with supervisory assistance and guidance in connection with the opening and initial operations of their EVOS® Restaurants as we may designate in a manner and at times we deem advisable.

(s)           Maintain positive relationships, serve as our liaison and evaluate additional incentive programs and marketing programs from approved and preferred suppliers, vendors and others we designate.

(t)           Establish, organize and participate in all meetings of, any Owner associations (if any) and Franchise Owner advisory board (if any) conference calls (upon request) (or similar organizations we approve) in the Territory, in accordance with rules, regulations and governing documents as we may require from time to time.

(u)           Provide to Franchise Owners the continuing operating assistance described in the Franchise Agreement that we periodically delegate to you in accordance with our policies and instructions, and assist us in facilitating transfers and renewals of franchises.  You must hire and maintain the staff, personnel and resources to enable you to fulfill all of your service obligations in accordance with the staffing plan and schedule attached as Exhibit B which can only be modified by mutual written consent.

(v)           Pay to us an amount equal to our expenditures (including wages, travel and living), plus 25%, for work and expenses incurred by us in performing services to Franchise Owners located in the Territory which you are required to perform under this Agreement that you have failed to perform, if you have failed to cure such failure to perform to our satisfaction, within 30 days of our notice to you that you have failed to perform such services.  You recognize your failure to so perform constitutes a breach of this Agreement.

(w)           Visit with each EVOS® Restaurant in the Territory at least monthly, and file contact reports in our system electronically or as we determine following each visit to include a review of operational, sales, marketing, and profit and loss performance of each Franchise Owner on a per Restaurant basis.

(x)           Report to and take direction from us or our designee and assist us or our designee in our efforts to satisfy all obligations that we have under the Franchise Agreements with the Franchise Owners.

(y)           Assist us in the enforcement of all provisions of any Franchise Agreement, including collection of monies due us, provided that you must require that monies owed to us are made payable only to us or in the manner we designate.

(z)           Attend and participate, at your expense, required company meetings, trade shows and conventions we designate during each calendar year, unless otherwise approved by us in writing to you.

(aa)        At all times during the term of this Agreement, you agree to maintain your primary residence and your Office within the boundaries of your Territory.

(bb)        Provide to us and to each Franchise Owner in your Territory your Office address, telephone number, facsimile number, email address and hours of operation.

(cc)        At our option, establish approved vendor relationships for the purchase and sale of products and services to EVOS® Restaurants in accordance with our System Standards.

(dd)        Assist us with the roll-out programs that we establish from time to time, including but not limited to new products, new menus, new marketing programs, new promotions, new vendor programs, new logos, new equipment, and new computer hardware and software.

(ee)        Comply with all applicable laws while operating your business and performing under this Agreement.

(ff)          As we may require from time to time, collect financial statements from Franchise Owners and provide such statements, together with your financial statements, to us within 30 days after the end of each period.  The types of financial statements will be specified in our Manuals and will include balance sheet, income statement, statement of cash flows and equity, and will be consistent with industry standards.

(gg)         Follow and use our communications tools and policies.

(hh)         Follow and implement our documentation, record keeping and filing system.

(ii)           Provide an annual business plan to us for your Area Representative Business, and ensure the timely completion and submission of a business plan for each of the Franchise Owners in your Territory on a per Restaurant basis.

(jj)           Allow us to use, and consent to our publication of your and your principals’ names, likenesses, photographs and testimonials as we see fit without any compensation.

16.           COMPUTER SYSTEM

    You must obtain your own accounting services and any required hardware or software related to them.  You must at all times maintain the records specified in the Manuals, including, without limitation, sales, inventory and expense information. You must provide your own internet service provider.  In developing and operating your AR Business, you must use the computer hardware and software that we specify (the “Computer System”).  We may modify specifications and components of the Computer System from time to time. Such modifications and specifications may require you to incur costs to purchase, lease or license new or modified computer hardware or software and to obtain service and support for the Computer System during the Term.  You agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modifications).  Within 30 days after you receive notice from us, you must obtain the components of the Computer System that we specify.  We also have the right to charge you a reasonable systems fee for modifications of and enhancements made to any software that we license to you and other maintenance and support services that we or our affiliates furnish to you related to the Computer System but we will not charge you this fee if you pay an MIS Fee under a Franchise Agreement with us.  You must: (a) supply us with any and all codes, passwords, and information necessary to have access to your Computer System and not change any of them without first notifying us; and (b) not load or utilize any software on the Computer System that we have not specified or approved for use.

17.           FRANCHISE OWNER INSPECTIONS

    You must conduct inspections of EVOS® Restaurants at our request.  In addition, you acknowledge that we have the sole right to:  (a) grant Franchises; (b) terminate a Franchise Agreement for failure to cure defaults (if an opportunity to cure is granted); (c) approve site selection, leases, and real estate purchases of Franchise Owners; and (d) approve all floor plans and EVOS® Restaurant development (floor plans. construction, architectural plans, etc.) and (e) take any legal action with respect to any default or any violation of a Franchise Agreement.  You also will pay our approved provider of mystery shopping and evaluation services for their services based on the evaluation schedule we specify, which will be no more frequent than what we require outside of the Territory or for our company-owned stores.

18.           MARKS

(a)           OWNERSHIP AND GOODWILL.  Your right to use the Marks is derived solely from this Agreement.  You may only use the Marks in connection with the operation of your Area Representative Business and only in accordance with this Agreement.  Any unauthorized use of the Marks by you constitutes an infringement of our rights in and to the Marks.  Your usage of the Marks, and any goodwill established by your use of the Marks, inures to our exclusive benefit.  You must not, at any time, contest, or assist anyone else in contesting, the validity or ownership of any of the Marks.  All provisions of this Agreement applicable to the Marks applies to any additional trademarks, service marks, logo forms, trade dress and commercial symbols that we authorize for use by, and license to, you in connection with this Agreement.

(b)           LIMITATIONS ON USE.  You must not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form.  You must not use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized by us in writing.  You must display the Marks prominently and in the manner prescribed by us on signs and forms.  You must give such notices of trademark and service mark registrations and copyrights as we specify and you must obtain such fictitious or assumed name registrations as may be required under applicable law.  You will not employ the Marks in any way that we have determined may result in liability to us for any debts or obligations of yours.

(c)           INFRINGEMENTS AND CLAIMS.  You are responsible for researching and identifying unauthorized and infringing uses of our Marks in your Territory.  You must notify us immediately in writing if you become aware of any apparent infringement of, or challenge to, your use of any Mark, or claim by any person of any rights in any of the Marks.  You must not communicate with any person other than us and our counsel in connection with any such infringement, challenge or claim.  We have sole right to take any action we deem appropriate and the right to control exclusively any litigation, administrative or other proceeding arising out of any infringement, challenge or claim or otherwise relating to any Mark.  You will sign all documents, render such assistance and do such acts as we consider advisable to protect and maintain our interest in any such proceeding or to otherwise protect and maintain our interest in the Marks.

(d)           DISCONTINUANCE OF USE.  If it becomes advisable at any time for us and/or you to modify or discontinue use of any Mark, and/or use one or more additional or substitute trademarks or service marks, you must comply within a reasonable time after receiving notice.  We will not be obligated to reimburse you for any costs, expenses, losses or damages whatsoever that you spend or suffer as a result.

19.           CONFIDENTIAL INFORMATION

(a)           NATURE OF INFORMATION.  We possess or license certain proprietary and confidential information, which includes:  trade secrets; methods; techniques; formats; management methods; specifications; procedures; information; systems; computer software; methods of business management; the System; and the know-how related to its use; any computer software programs we or our associates provide or recommend for use by EVOS® Restaurants or Area Representatives and the hardware specifications for running such software; terms and conditions of our agreements with preferred suppliers; training materials, programs and conference materials designed for Franchise Owners or Area Representatives or personnel of EVOS® Restaurants or Area Representatives; information contained in and contents of the Manuals; knowledge and operating results in financial performance of any Franchise, EVOS® Restaurants or Area Representative, including your Area Representative Business; sales and promotion techniques and knowledge of and experience in the operation and franchising of EVOS; and information obtained or acquired through or as the result of use of any web site, Internet, Intranet or other forms of e-commerce (including customer information, number of “hits” to web sites and the like) (collectively, the “Confidential Information”).  We will disclose, to the extent we deem practicable, the Confidential Information to you in training sessions, the Franchise Manual and in guidance that we furnish to you during the Term.  You acknowledge that any unauthorized disclosure by you of the Confidential Information will cause irreparable harm to us.

(b)           NONDISCLOSURE. You agree that the Confidential Information is proprietary, includes our trade secrets and is disclosed to you solely on the condition that you agree as follows:

(i)           That you will not use the Confidential Information in any other business or capacity.

(ii)           You will maintain the absolute confidentiality of the Confidential Information during and after the Term.

(iii)           You will not make unauthorized copies of any portion of the Confidential Information regardless of whether it is disclosed in electronic medium, written or other tangible or intangible form.

(iv)           You will adopt and implement all reasonable procedures prescribed by us from time to time to prevent unauthorized use or disclosure of the Confidential Information including restrictions on disclosure to your employees or agents and use of non-disclosure and non-competition agreements in form and substance approved by us which we may provide for your employees or agents who have or whom we or you deem likely to have access to the Confidential Information.

(c)           USE OF IDEAS: We have the perpetual right to use, and authorize other Franchise Owners or Area Representatives to use, and you will fully and promptly disclose to us, all ideas, concepts, methods and techniques relating to your Area Representative Business and/or operation of any EVOS® Restaurants that you conceive or develop or are conceived or developed by any of your employees or any of the Franchise Owners within the Territory during the Term.

(d)           EXCLUSIVE RELATIONSHIP:  We have entered into this Agreement with you on the condition that your other activities and/or those of your affiliates, if any, will not in any way interfere with your obligations and duties under this Agreement.  Accordingly, you will not advise, assist, counsel, represent or perform any services in any way whatsoever, directly or indirectly, associated with or in connection with any other person or entity which directly or indirectly is in the business of owning, operating, counseling or offering franchises for  a Competitive Business.  You understand that we would be unable to protect our Confidential Information and would be unable to encourage a free exchange of ideas and information among Franchise Owners, our affiliates and us if Franchise Owners were permitted to hold interests in any Competitive Business.  Accordingly, during the Term, neither you, nor your shareholders or partners nor any member of your or their immediate families will:

(i)           Engage in a Competitive Business or perform services for a Competitive Business directly or indirectly, as a: director; disclosed or beneficial owner; proprietor; officer; manager; employee; consultant; Area Representative; agent; independent contractor; or otherwise, except under this Agreement or a Franchise Agreement with us or our associates.

(ii)           Have any direct or indirect interest, as a disclosed or beneficial owner, in a Competitive Business or any entity which is awarded or is awarding franchises or licenses to others to operate any Competitive Business, except EVOS® Restaurants under Franchise Agreements with us or as an Area Representative under an Area Representative Agreement with us.

(iii)           Recruit or hire any employee of ours, our associates, any EVOS® Restaurant or of another Area Representative without our prior written consent and/or that of the other employer; or

(iv)           Directly or indirectly, on behalf of yourself or any other person, or as an employee, proprietor, disclosed or beneficial owner, consultant, agent, contractor, employer, affiliate, partner officer, director or associate or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away, or interfere with any of the business, customers, clients, contractors, trade or patronage of ours, our associates or any EVOS® Restaurant as such may exist prior to, after or throughout the term of this Agreement, except with our prior written consent.

20.           IMAGE AND OPERATING STANDARDS

(a)           STANDARDS OF SERVICE:  During the Term, you must:  (i) at all times give prompt, courteous and efficient service to Franchise Owners consistent with the standards we specify in the AR Manual or otherwise; (ii) adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with the Franchise Owners, prospective franchise owners, us, and the public; (iii) not favor one or more Franchise Owners over other Franchise Owners within the Territory; and (iv) not enter into any relationships with Franchise Owners in the Territory or others that may result in a conflict of interest between your obligations as our Area Representative  and your duties to provide services to a Franchise Owner.

(b)           ADVERTISING:  All advertising and promotion by you must be completely factual and must conform to the highest standards of ethical advertising.  If required by the laws of your jurisdiction, all advertising and promotion relating to the solicitation of prospective franchise owners must be approved by the appropriate regulatory authorities.  You must not use any advertising or promotional material until approved by us and the appropriate regulatory authority.  Submission will be done via such methods as we approve from time to time including electronically or via fax.  If you have not received notice of our approval within 10 days from the date of our receipt of the advertising materials, then we will be deemed to have not approved them.  You will refrain from any business or advertising practice which may injure our business and/or the goodwill associated with the Marks and Franchises.

(c)           PROMOTIONAL MATERIALS:  Prior to their use by you, samples of all advertising, marketing and promotional materials not prepared or previously approved by us must be submitted for our approval.  Submission will be done via such methods as we approve from time to time including electronically or via fax.  If you have not received notice of our approval within 10 days from the date of our receipt of the advertising materials, then we will be deemed to have not approved them.  You must not use any advertising or promotional materials that we have not approved.  We may furnish you with approved local marketing plans and materials on the same terms and conditions as such plans and materials are furnished to other Franchises.

(d)           JUDICIAL ACTIONS:  You must notify us within 5 business days of your notice of the commencement of any action, suit, proceeding or investigation, and of the issuance of any order, writ, injunction, award or decree, by any court, agency or other governmental instrumentality which may adversely affect your operations or financial condition, your Area Representative Business, or any Franchise Owner or EVOS® Restaurant in the Territory.  You may not sue any of our Franchise Owners or approved vendor suppliers without our prior written permission.

(e)           MANAGEMENT OF BUSINESS:  The Area Representative Business must at all times be under your direct supervision.

(f)           MINIMUM STAFFING LEVELS:  At all times during the Term, your Area Representative Business must maintain the minimum staffing levels required by our System Standards. Attached as Exhibit B is our current staffing projections and suggested salaries.

(g)           FACILITIES AND EQUIPMENT:  You must obtain and maintain certain equipment in order to operate your Area Representative Business.  You must obtain a computer and other personal communication devices that meet the specifications and standards we prescribe from time to time, a telephone with a separate business line, a facsimile machine with a separate phone number and line, high-speed internet connection with the minimum speed we designate from time to time.  The computer system must contain, and you must be reasonably proficient with, such computer programs software that we designate for use from time to time.  You are responsible for obtaining the necessary training for proficiency on those programs.  These programs include database, spreadsheet, financial, word processing, communications, e-mail, calendaring and others.  You may obtain the computer system and the software from anyone you choose.

21.           INSURANCE

(a)           COVERAGE REQUIREMENTS:  During the term of this Agreement, you must at all times maintain in force, at your expense, comprehensive public and motor vehicle liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the conduct of your Area Representative Business.  You must maintain the coverage under one or more insurance policies containing the minimum insurance coverages we prescribe from time to time (including coverage for claims by Franchise Owners, or those they injure, while in your training program).  All such policies must name us (and whatever affiliates we designate) as an additional insured.  We may periodically increase or decrease the amounts of coverage required under the insurance policies and require different or additional kinds of insurance at any time to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other relevant changes and circumstances.  We will notify you at least 60 days in advance of any changes in amounts or types of coverage required.  We will set these standards generally on a uniform basis but may vary them from jurisdiction to jurisdiction due to special risks, availability, premiums and other relevant factors.

(b)           VERIFICATIONS:  You must submit to us on an annual basis a copy of each new, renewal or replacement certificate evidencing the maintenance of your insurance coverage.  The terms of each policy must be acceptable to us before you obtain them.  If you do not maintain the required insurance coverage, or you do not furnish us with satisfactory evidence of insurance coverage and premium payments, we may obtain, at our option and in addition to our other rights and remedies under this Agreement, any required insurance coverage on your behalf.  If we do so, you must fully cooperate with us in our effort to obtain the insurance policies and must promptly sign all forms required to obtain or maintain the insurance. Finally, you must pay us, on demand, any costs and premiums we incur in obtaining insurance on your behalf. Neither your obligation to maintain insurance, coverage nor our maintenance of insurance on your behalf, will reduce or absolve you of any obligations of indemnification described in this Agreement.

22.           TRANSFER

(a)           BY US:  We may transfer this Agreement at any time and it will inure to the benefit of our transferee or other legal successor, but only if such transferee expressly assumes in writing, all obligations we have to you under this Agreement.  If we obtain a written offer from a potential buyer that we are willing to accept we will notify you before we close on the proposed transaction.

(b)           BY YOU:  Your rights and duties under this Agreement are personal to you.  We have entered into this Agreement in reliance upon our perceptions of your, your owners’ or your principal owners’ individual or collective character, skill, aptitude, attitude, relevant business experience, business ability and financial resources.  Accordingly, you may not transfer this Agreement (or any interest in it), without our prior written consent. Any unauthorized transfer constitutes a breach of this Agreement and will be void and of no effect.  The term “transfer” means and includes the voluntary, involuntary, direct or indirect assignment, sale, gift, pledge, encumbrance or other disposition by you of any interest in this Agreement, the Area Representative Business or the assets comprising it, and also includes:

(i)           The transfer of ownership of 25% or more of the capital stock or partnership interests or any other form of ownership in the Area Representative Business or you.

(ii)           Merger or consolidation, or issuance of additional securities representing a 25% or more ownership or voting interest in the Area Representative Business or you.

(iii)           Transfer of interest in you or the Area Representative Business in a divorce proceeding or otherwise by operation of law.

(iv)           Transfer of substantially all of your or the assets comprising your Area Representative Business.

(v)           Transfer of an interest in you or the Area Representative Business by will, declaration of or transfer in trust or under the laws of intestate succession of any person owning more than a 25% interest in you or the Area Representative Business.

(c)           CONDITIONS FOR APPROVAL OF TRANSFER:  If you are in full compliance with this Agreement, we will not unreasonably withhold our approval of a transfer except that if, based on our or our advisors’ personal experience in dealing with a proposed transferee, we do not desire to enter into an Area Representative Business relationship with the transferee or if any one or more of the conditions set forth below are not met, we may in our sole discretion withhold our approval:

(i)           You must provide us with a minimum of 60 days prior notice of any proposed transfer with all of the information pertaining to the proposed transfer and thereafter provide us promptly with all additional information relating to the transfer or the transferee that we reasonably request.

(ii)           A transfer of ownership in you or the Area Representative Business may only be made in conjunction with a transfer of this Agreement.

(iii)           The transferee and/or its owner(s) must, in our judgment, have sufficient character, skill, aptitude, attitude, relevant business experience, business ability and financial resources to operate an Area Representative Business and must either acquire the Training Store from you or already own an EVOS® Restaurant that we consider worthy of serving as its Training Store.

(iv)           All your or the Area Representative Business’ obligations incurred in connection with this Agreement must be assumed by the transferee.

(v)           You must submit all required reports, financial statements and other documents due us up to the effective date of the transfer.

(vi)           The transferee and/or its owner(s) must, in our judgment, have satisfactorily completed our training program at the transferee’s expense and met the qualifications and satisfactorily completed such training to own and operate a Training Store we approve for this purpose and signed a franchise agreement with us to do so.

(vii)                      You must reimburse us for the expenses we incur associated with the transfer (with the expectation, but no guaranty, that they will not exceed $15,000), unless such transfer is made to a controlled entity under Subsection (d) of this Section, then no reimbursement is due.

(viii)                      You (and your owners) must execute a general release, in form satisfactory to us, of any and all known and unknown claims against us, our affiliates, and our officers, directors, employees, and agents.

(ix)           We must approve the material terms and conditions of such transfer (which approval will not be given if we decide the price and terms of payment are so burdensome as to adversely affect the future operations of the Area Representative Business by the transferee).

(x)           You (and your transferring owners) must sign and deliver to us a written agreement in favor of us and the transferee, agreeing that for a period of not less than 2 years, commencing on the effective date of the transfer, to comply with the post-term competitive restrictions described in this Agreement.

(xi)           The transfer must be approved by all necessary regulatory authorities.

(d)           TRANSFER TO A CONTROLLED ENTITY:  This Agreement and the assets and liabilities of your Area Representative Business may be assigned to a business organization on the following conditions:

(i)           It conducts no business other than your Area Representative Business.

(ii)           You actively manage the corporation and you own, control and have the right to vote more than 75% of its voting and equity interests.

(iii)           The organizational documents of such entity recite that the issuance and assignment of any ownership interest in it are restricted by the terms of this Agreement, and all instruments evidencing issued and outstanding ownership interests of such entity bear a legend reciting or referring to the restrictions of this Agreement on the issuance and transfer of those interests.

(iv)           The proposed owners execute an agreement, in a form we provide or approve, agreeing to be bound jointly and severally by, to comply with, and to guaranty the performance of, all of your obligations under this Agreement.

(v)           Your death or permanent disability of any owner of 50% or more of its equity and/or voting interests will continue to apply for purposes of terminating this Agreement.

(e)           EFFECT OF CONSENT TO TRANSFER:  Our consent to a proposed transfer will not constitute a waiver of:  (a) any claims we may have against you, or your owners for anything happening up to and through the date of transfer (excluding indemnification claims which survive); or (b) our right to demand exact compliance with any of the terms or conditions of this Agreement by any transferee.

(f)           COMPLIANCE WITH LAWS:  You will comply with any laws and regulations that apply to the transfer, including state and federal laws and regulations governing the offer, sale, and transfer of franchises.  You must indemnify and hold us and our affiliates and our and their officers, directors, shareholders, and employees harmless against any and all claims arising, and expense incurred (including attorneys’ fees), directly or indirectly, from, as a result of, or in connection with, any alleged failure on your part to comply with any franchise law or other applicable law in connection with the transfer.

(g)           RIGHT OF FIRST REFUSAL:  If you (or your owners) want to engage in a transfer, you must obtain a bona fide, signed written offer from a responsible and fully disclosed purchaser and submit an exact copy of that offer to us.  The offer must completely disclose the purchase price, payment terms, terms of assumption of liabilities and all other material terms of the transfer (including all exhibits and other information so that we may readily determine the foregoing).  Within 30 days from the date we receive the copy of such offer, we may purchase your rights under this Agreement and your Area Representative Business on the terms and conditions contained in the offer provided to us, except that:

(i)           We may substitute cash for any form of payment proposed in the offer.

(ii)           Our credit will be deemed equal to the credit of any proposed purchaser.

(iii)           We will have no less than 90 days to prepare for closing.

The 30-day period will not commence until you have delivered to us full and complete documentation, including all information reasonably requested by us, to enable us to fully evaluate the offer.  If we do not exercise our right of first refusal, you or your owners may complete the transfer on the terms contained in the offer, subject to our approval of the transferee as described in this Section.  If the transfer as described in the offer is not completed within 135 days after delivery of the offer to us, or if there is a material change in the terms of the transfer, we will again have the right of first refusal described in this Agreement.

(h)           TRANSFER UPON DEATH OR DISABILITY.  Upon your (or your controlling owner’s) death or disability (a “Disabling Event”), your (or your controlling owner’s) executor, administrator, conservator, guardian or other personal representative must transfer your interest in this Agreement (or your controlling owner’s interest in you) to a third party.  Such transfer (including, without limitation, transfer by bequest or devise) must be completed within 6 months from the date of the Disabling Event, and will be subject to all of the terms and conditions applicable to transfers contained in this Agreement.  For purposes of this Agreement, the term “disability” means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you (or your controlling owner) you from adequately managing your Area Representative Business.

A failure to transfer your interest in this Agreement (or your controlling owner’s interest in you) within 6 months from the Disabling Event constitutes a breach of this Agreement and grounds for termination for cause under Section 23.

(i)           MANAGEMENT UPON DEATH OR DISABILITY. If, upon a Disabling Event, your Area Representative Business is not being managed by an individual  approved by us (a “Qualified Manager”), your (or your controlling owner) executor, administrator, conservator, guardian or other personal representative must, within 15 days from the Disabling Event, appoint a Qualified Manager to manage your Area Representative Business pending transfer under Section (h).  Such Qualified Manager may be required to complete training at your expense. If a Qualified Manager is not appointed, we have the right, but not the obligation, to appoint an interim Qualified Manager. During the time an interim Qualified Manager manages your Area Representative Business, we will hold all revenues from the operation of your Area Representative Business (less a reasonable management fee) in a separate account, and use such revenues, to the extent available, to pay all expenses incurred by your Area Representative Business, including reasonable compensation and related expenses of the interim Qualified Manager. You agree that any assistance we provide following a Disabling Event does not give rise to any fiduciary duties on our part and we agree only to utilize our reasonable efforts and will not be liable to you (or your owners, creditors, successors, heirs, devisees or assigns) for any debts, losses or obligations incurred by your Area Representative Business during any period it is managed by an interim Qualified Manager.

(j)           SALE OF SECURITIES. In the event that you sell 5% or more of any ownership interest in you, you agree to execute and deliver to us, an addendum to this Agreement that we approve, substantially in the form attached as Exhibit C.

23.           TERMINATION BY US / WITH CAUSE

We may terminate this Agreement by delivering notice to you stating that we elect to terminate this Agreement as a result of any of the breaches described below and your failure to cure such breach to our satisfaction within 30 days after delivery of our notice.  It is a material breach of this Agreement if you:

(a)           Fail to satisfactorily complete the Area Representative Training Program and/or any additional, supplemental or refresher training programs;

(b)           Fail to meet the Development Schedule;

(c)           Fail to meet your service obligations, including but not limited to your training obligation and meeting performance standards;

(d)           Make an unauthorized transfer of this Agreement;

(e)           Make any unauthorized use of the Marks or unauthorized use or disclosure of the Confidential Information;

(f)           Make any material misrepresentation or omission to us or any Franchise Owner;

(g)           Make earnings claims, or projections, or provide any information with regard to sales, revenues, income, costs or expenses relating to any Franchise Owner or any individual EVOS® Restaurant unless in accordance with the provisions of the franchise offering circular to be provided to prospective franchise owners;

(h)           Make it impossible, economically impractical or excessively risky in terms of our potential liability, to solicit Franchise Owners on our behalf due to the applicable laws, rules or regulations concerning franchise sales in the Territory;

(i)           Breach any provision of this Agreement or any other agreement between you and us or if we terminate any Franchise Agreement with you for cause;

(j)           Abandon, surrender, transfer control of or fail to actively operate your business;

(k)           Are convicted of or plead no contest to a felony or convicted of or plead no contest to any crime or offense that may adversely affect our reputation or our business;

(l)           Engage in any dishonest or unethical conduct which may adversely affect our reputation or our Franchise Owners’ reputation or the goodwill associated with the Marks;

(m)           Violate any applicable franchise laws in the Territory that are not cured with the appropriate regulatory authority or otherwise conduct yourself in a manner that makes it impossible or unlawful to solicit or sell franchises as contemplated by this Agreement in accordance with applicable laws, rules or regulations;

(n)           Make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee or liquidator; all or a substantial part of your property is attached, seized, subjected to a writ or distress warrant or is levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within 30 days; or an order appointing a receiver, trustee or liquidator of you or substantially all of your assets is issued and is not vacated within 30 days following the entry of such order;

(o)           Make preferential, arbitrary or capricious treatment of any Franchise Owner or prospective franchise owner in your Territory that is not otherwise supported by legitimate business considerations;

(p)           Solicit or accept any rebates or other preference from any vendor, or engage in any Ancillary Activities without our approval;

(q)           Accept payments from Franchise Owners or prospective franchise owners that are not made payable to us;

(r)           If 25% or more of the EVOS® Restaurants in your Territory are not in substantial compliance with our System Standards and Specifications;

(s)           Do not attend 3 or more meetings, trade shows and/or conventions for which we require your attendance during any 36-month period;

(t)           Allow a Franchise Owner to sign a lease without our approval;

(u)           Fail to implement to our satisfaction our marketing, operating, training or other programs;

(v)           Fail to timely complete to our satisfaction construction reports, final inspections and punch list;

(w)           Fail to consistently communicate with us or the Franchise Owners in your Territory, and to provide copies of all correspondence for our files;

(x)           Violate any service obligation;

(y)           Make any changes, additions, or deletions to our then-current form of franchise agreement and ancillary documents that we have approved for use within your Territory;

24.           RIGHTS AND OBLIGATIONS ON TERMINATION OR EXPIRATION

(a)           OURS.  If we terminate this Agreement pursuant to its terms and you comply with all of your post-termination obligations, we will pay you all amounts accrued up to the termination date.

(b)           DISASSOCIATION.  On the termination or expiration of this Agreement, your right to operate the Area Representative Business will terminate and you must immediately in any manner we may designate:

(i)           Not directly or indirectly at any time or in any manner identify yourself or any business as a current or former Area Representative of us or our affiliates.

(ii)           Return to us all advertising materials, forms and other materials containing any Mark or otherwise identifying or relating to the sale or service of the Franchises and EVOS® Restaurants.

(iii)           Cease the use of any aspect of the System and any of the Marks and any other trade name, trademark, service mark or other commercial symbol that suggests or indicates a connection or association with us, other than under a Franchise Agreement with us.

(iv)           Take such actions as may be required to cancel any and all fictitious or assumed names or equivalent registrations relating to your use of any of the Marks, associated with your status as an Area Representative.

(v)           Return all access disks and return or destroy the software furnished you by us, if any.

(vi)           Terminate all use of e-names, web sites, web pages or any other aspect of e-commerce relating to us, Franchise Owners, the System and the Marks, in the manner we designate.

(c)           CONFIDENTIAL INFORMATION. On termination or expiration of this Agreement, you must immediately cease to use any Confidential Information in any business or otherwise (except in connection with the operation of an EVOS® Restaurant pursuant to a Franchise Agreement or other agreement with us) and return to us all copies of the Franchise manual and any other Confidential Information that we have loaned or otherwise provided to you.

(d)           NONCOMPETITION. On termination or expiration of this Agreement for any reason, including transfer of your Area Representative Business, you agree that, for a period of 2 years commencing on the effective date of termination, expiration or transfer, you must not have any direct or indirect interest (through a member of any immediate family of you or your shareholders or partners or otherwise) as a disclosed or beneficial owner, investor, partner, proprietor, contractor, associate, director, officer, employee, consultant, member, manager, owner, Area Representative or agent or engage in any other capacity in any:  (i) Competitive Business located or operating within the Territory; (ii) Competitive Business located or operating in a territory we have awarded to another Area Representative; (iii) business offering or selling franchises in the Territory for a Competitive Business; or (iv) Competitive Business located or operating within 5 miles of any other EVOS® Restaurant.  Enforcement of these provisions will not deprive you of your personal goodwill or ability to earn a living because you acknowledge that you possess the skills and abilities of a general nature and have other opportunities for exploiting such skills.  The time period of the competitive restriction will be automatically extended by the time period of any breach of this provision.

25.           RELATIONSHIP OF THE PARTIES

(a)           INDEPENDENT CONTRACTORS. Neither this Agreement nor any aspect of your relationship with us creates a fiduciary relationship between you and us.  You and we are independent contractors.  Nothing in this Agreement is intended to make either you or us a general agent, subsidiary, joint venturer, partner, employee or servant of the other for any purpose.  Since you are an independent contractor, we will not, unless otherwise required by law, withhold from your compensation any amounts for your income taxes or other withholding taxes and you are solely responsible for payment of all taxes on your income or business of whatever nature.

(b)           IDENTIFICATION. You must conspicuously identify yourself at your premises and in all dealings with Franchise Owners, prospective franchise owners, lessors, contractors, suppliers, public officials and others as the owner of your own business under an agreement with us.  You must place notices of independent ownership on such signs, forms, stationery, advertising and other materials as we may require from time to time.  You must not employ any Mark in signing any contract, lease, mortgage, check, purchase agreement, negotiable instrument or other legal obligation or in any other manner without our prior written consent.  You must not employ any Mark in a manner that is likely to result in our liability for any of your debts or obligations.

(c)           LIABILITIES.  Neither you nor we will make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other or represent that the relationship between you and us is other than as franchisor and an independently owned and operated by the Area Representative.  Neither you nor we will be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized under this Agreement.  Neither we nor our associates, our or their, officers, directors, agents, employees, affiliates, subsidiaries, stockholders, successors or assignees (collectively, the “EVOS Entities”) will be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Area Representative Business, whether or not caused by our or your negligent or willful action or failure to act.

(d)           INDEMNIFICATION BY YOU.  You must indemnify, defend and hold us and the EVOS Entities harmless against and reimburse us and them for, any loss, liability, taxes or damages (actual or consequential) and all reasonable costs and expenses of defending any claim brought against us or any of them or any action in which we or any of them is named as a party (including, without limitation, reasonable accountants’, attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses) which we or any of them may suffer, sustain or incur by reason of, arising from or in connection with your activities, unless caused solely by our or their negligence, willful or reckless act or by our violation of this Agreement.  We have the right to defend any claim against us.  This indemnity continues in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement for any reason.

(e)           INDEMNIFICATION BY US.  We must indemnify, defend and hold you and your subsidiaries, affiliates, stockholders, directors, officers, employees, agents and assignees harmless against and reimburse them for, any loss, liability, taxes or damages (actual or consequential) and all reasonable costs and expenses of defending any claim brought against any of them or any action in which any of them is named as a party (including, without limitation, reasonable accountants’, attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses) which any of them may suffer, sustain or incur by reason of, arising from or in connection with our activities, unless caused, at whole or in part, by your negligence, willful or reckless act or by your violation of this Agreement.  You have the right to defend any claim against you.  This indemnity continues in full force and effect subsequent to any expiration or termination of this Agreement for any reason.

(f)           CONTRIBUTIONS. If we bring legal action to enforce our rights under, or to defend claims relating to, any Franchise Agreements for Restaurants in the Territory, you must reimburse us for 50% of our attorneys fees and costs in doing so.  We may setoff these amounts against compensation otherwise due you.  If we don’t offset such reimbursement, you must pay us within 30 days of receive of our invoice.

26.           BUSINESS ORGANIZATION

    If you are at any time a business organization (“Business Entity”) (like a corporation, limited liability company or partnership) you agree and represent that:

    (a)           you have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

(b)           your organizational or governing documents will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

(c)            the Principal Owners Statement will completely and accurately describe all of your owners and their interests in you.  A copy of our current form of Principal Owners Statement is attached to the Uniform Franchise Offering Circular;

(d)           you and your owners agree to revise the Principal Owners Statement as may be  necessary to reflect any ownership changes and to furnish such other information about your organization or formation as we may request (no ownership changes may be made without our approval);

(e)           each of your owners during the term of this Agreement will sign and deliver to us our standard form of Principal Owner’s Guaranty undertaking to be bound jointly and severally by all provisions of this Agreement and any other agreements between you and us.  A copy of our current form of Principal Owners Guaranty is attached to the Uniform Franchise Offering Circular; and

(f)           at our request, you will furnish true and correct copies of all documents and contracts governing the rights, obligations and powers of your owners and agents (like articles of incorporation or organization and partnership, operating or shareholder agreements).

27.           NOTICES

All notices permitted or required to be delivered by this Agreement must be in writing and will be deemed delivered at the time delivered by hand, one business day after sending by telegraph, telecopy or comparable electronic system, 2 business days after sending through a reliable airborne courier for next day delivery, or 3 business days after being placed in the U.S. mail for delivery via registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.  We may also deliver notices to you electronically (e-mail) and they will be deemed delivered one business day after sending.

28.           MISCELLANEOUS

(a)           SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS.  Except as expressly provided to the contrary, any provision of this Agreement, and any portion of this Agreement, which is invalid, illegal or unenforceable is severable, without affecting in any way the remainder of the Agreement.

(b)           NO WAIVER.  If at any time we do not exercise a right or power available to us under this Agreement or do not insist on your strict compliance with the terms of the Agreement, or if there develops a custom or practice which is at variance with the terms of this Agreement, we will not be deemed to have waived our right to demand exact compliance with any of the terms of this Agreement at a later time.  Similarly, our waiver of any particular breach or series of breaches under this Agreement or of any similar term in any other agreement between us and anyone else will not affect our rights with respect to any later breach.  It will also not be deemed to be a waiver of any breach of this Agreement for us to accept payments which are due to us under this Agreement.  Actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion.

(c)           BINDING NATURE, ASSIGNMENTS.  Except as otherwise stated, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, guardians, personal Area Representatives, successors and assigns.  No amendment, modification, termination or waiver of any provision of this Agreement will be effective unless the same is in writing and signed by all the parties.

(d)           HEADINGS.  The headings of the various Sections in this Agreement are for convenience of reference only and will not define or limit any of the terms or provisions of this Agreement.

(e)           CONSTRUCTION.  In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including”; and the words “to,” “until” and “ending on” (and the like) mean “to but excluding.”  Indications of time of day mean Tampa, Florida time.  “A or B” means “A or B or both.”  “Including” means “including, but not limited to.”

(f)           FURTHER INSTRUMENTS AND ACTIONS.  The parties will execute and deliver such other documents and instruments as may be reasonably necessary and will take such further action as may be necessary or appropriate, to carry out the terms and purposes of this Agreement.

(g)           COMPLETE AGREEMENT; MODIFICATION.  This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated in this Agreement.  No representation, promise or inducement not included or required to be included in this Agreement will be binding upon any party.  Except as otherwise provided in this Agreement, this Agreement may be modified only by written agreement signed by both you and us.

(h)           EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will represent one agreement.

(i)           UNDERSTANDING OF AGREEMENT.  You and we acknowledge and agree that each has read and understood this entire Agreement, and that this Agreement was entered into voluntarily and after having had all opportunities to seek such advice as each may have wished to receive.

(j)           CUMULATIVE REMEDIES. The rights and remedies specifically granted by this Agreement to either party will not be deemed to prohibit either party from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

(k)           COSTS AND ATTORNEYS’ FEES. The party prevailing in any judicial proceeding between you and us (and either party’s affiliates), will be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorneys’ fees.  Attorneys’ fees include, without limitation, reasonable legal fees charged by attorneys, paralegal fees, and costs and disbursements, whether incurred prior to, or in preparation for, or contemplation of, the filing of written demand or claim, action, hearing, proceeding.

(l)           CERTAIN DEFINITIONS.  The term “affiliate” is applicable to any company that, directly or indirectly, owns or controls, is owned or controlled by or under common control with another person.  The terms “you” and “your” are applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine.  If two or more persons are at any time the Franchise, whether or not as partners or joint venturers, their obligations and liabilities to us are joint and several.  The term “person” includes individuals, corporations, partnerships and all artificial entities.  The word “owner” means any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets, and includes the term “Principal Owner.”

(m)           CONTINUING OBLIGATIONS.  All obligations which expressly or by their nature survive the expiration or termination of this Agreement continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied or by their nature expire.

(n)           GOVERNING LAW.  This Agreement and our relationship with you are governed by Florida law without regard to its conflict of laws provisions.  References to any law or regulation also refer to any successor laws or regulations and any implementing regulations for any statute, as in effect at the relevant time.  References to a governmental agency also refer to any successor regulatory body that succeeds to the function of such agency.

(o)           JURISDICTION.  You and we consent and irrevocably submit to the exclusive jurisdiction and venue of any state or federal court of competent jurisdiction located in Hillsborough County, Florida.  You and we waive any objection to the jurisdiction and venue of such courts.

(p)           ARBITRATION PROCEEDINGS.  You agree that you must participate in any arbitration proceedings between or involving you and any of our franchise owners, and to the extent we require, us and any of our franchise owners.  You further agree that you will be bound by any arbitration award in connection with any such arbitration proceedings.  In connection with any such arbitration proceeding, you will execute an appropriate confidentiality agreement, excepting only such disclosures and filings as are required by law.

(q)           FORCE MAJEURE.  Neither of the parties will be liable for loss or damage or deemed to be in breach of this Agreement if failure to perform obligations results from:

(i)           Compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or an department or agency thereof.

(ii)           Acts of God, war or terror.

(iii)           Acts or omissions of a similar event or cause.

However, such delays or events do not excuse payments of amounts owed at any time.

Intending to be bound, the parties to this Agreement now sign and deliver this Agreement in multiple counterparts:

WE:	YOU:
EVOS USA, INC.	HEALTHY FAST FOOD, INC.

By: /s/ Alkis Crassas	By: /s/ Gregory R. Janson
Name: Alkis Crassas	Name: Gregory R. Janson
Title: President	Title: President
Date: 12/1/06	Date: 12/1/06

EXHIBIT A
DEVELOPMENT SCHEDULE

AREA REPRESENTATIVE AGREEMENT

BETWEEN

EVOS USA, INC.

AND

HEALTHY FAST FOOD, INC.

DATED DECEMBER 1st, 2006.

(a)           Number of Restaurants to be Developed.  You must develop a total of 124 EVOS® Restaurants during the Development Period.

(b)           Development Schedule.  You must open and maintain in operation the following cumulative minimum number of EVOS® Restaurants operating in the Territory as of the last day of each Development Year.  If you are ahead of the Development Schedule for new Restaurant openings in a Development Year, then the overage will be applied to the next Development Year’s required openings as long as you are also meeting the cumulative requirements.  For example, if during Development Year 3 you open 27 new Restaurants and you have at least 41 in operation, the 3 excess new Restaurants will count towards the Development Year 4 opening requirements.

DEVELOPMENT SCHEDULE

Development Year	Number of New Restaurants Open and Operating	Cumulative Number to Maintain in Operation
1	3	3
2	7	10
3	14	24
4	18	42
5	22	64
6	12	76
7	12	88
8	12	100
9	12	112
10	12	124

The first Development Year begins 6 months from the Effective Date (the “Development Commencement Date”) and ends on the first day of the month following 12 full calendar months following the Development Commencement Date.  Then, each subsequent Development Year begins on each anniversary of the first day of Development Year 2 (i.e., if the Development Commencement Date is April 15, 2007, then Development Year 2 begins on May 1, 2008).

 TAMPDOCS\519491.9 11/21/06

1

(c)           State Mininums.  In addition to meeting the Development Schedule described above for total number of new Restaurants open, operating and maintained in operation, you must develop Restaurants in a geographic dispersed manner so that you are fully exploiting the opportunity within the Territory.  Accordingly, by the end of Development Years 3 and 5, you must have opened and then maintained in operation the following number of Restaurants in the following states:

State	Year 5 Minimum Number of Stores	Year 3 Minimum Number of Stores
Arizona	3	1
Colorado	2	1
Kansas	2	1
Nevada	2	1
New Mexico	2	1
Ohio	6	2
Oklahoma	2	1
Oregon	2	1
Texas	13	5
Utah	2	1
TOTAL	36	15

No Applicants that are included in the sales process prior to the Effective Date of this Agreement will count towards your meeting the requirements of the Development Schedule.

EVOS USA, INC.	HEALTHY FAST FOOD, INC.

By: /s/ Alkis Crassas	By: /s/ Gregory R. Janson
Name: Alkis Crassas	Name: Gregory R. Janson
Title: President	Title: President
Date: 12/1/06	Date: 12/1/06

TAMPDOCS\519491.911/21/06

2

EXHIBIT B
PROJECTED CORPORATE STAFFING REQUIREMENTS
AREA REPRESENTATIVE AGREEMENT
BETWEEN
EVOS USA, INC.
AND
HEALTHY FAST FOOD, INC.

DATED DECEMBER 1ST, 2006

		Staffing by Year
Positions	Year 1	Year 2	Year 3	Year 4	Year 5*
	=====	=====	=====	=====	=====
Director of Operations	1	1	1	1	1
Director of Franchising	1	1	1	1	1
Director of Marketing	1	1	1	1	1
Director of Store Development	1	1	1	1	1
Director of Training	1	1	1	1	1
Director of Finance/CFO	1	1	1	1	1
Accounting Support & Bookkeeper	1	1	1	1	1
Field Supervisors	1	1	3	5	7
	=====	=====	=====	=====	=====
Total Corporate HFFI Employees	8	8	10	12	14

*Then maintain this minimum for Years 6-10.

TAMPDOCS\519491.9 11/21/06
1

EXHIBIT C
FORM OF SECURITIES SALE ADDENDUM
TO THE AREA REPRESENTATIVE AGREEMENT
BETWEEN
EVOS USA, INC.
AND
HEALTHY FAST FOOD, INC.

DATED DECEMBER 1ST, 2006

SECURITIES SALE ADDENDUM TO THE
AREA REPRESENTATIVE AGREEMENT

THIS ADDENDUM TO THE AREA REPRESENTATIVE AGREEMENT (this “Addendum”) is effective as of December 1st, 2006 (the "Effective Date"), regardless of the date of signatures, and amends and supplements the Area Representative Agreement dated as of December 1st, 2006 (the “Agreement”), between EVOS USA, INC. (“we,” “us” or “our”) and you, HEALTHY FAST FOOD, INC. (“you,” “your” or “Area Representative”).  You and we are sometimes individually referred to as a "party" or collectively as the "parties."

BACKGROUND

The parties previously entered into one or more Franchise Agreements which were subject to an addendum substantially the same as this Addendum. The parties are or have entered into one or more Area Representative Agreements under which this Addendum is applicable in the event of certain sales of the Area Representative’s securities.

OPERATIVE TERMS

The parties agree as follows:

1.           Precedence and Defined Terms.  Terms not otherwise defined in this Addendum have the meanings as defined in the Agreement.  This Addendum modifies and supersedes any contrary provisions of the Agreement.  All other terms and conditions of the Agreement remain unaffected by this Addendum.

2.           Negotiated Changes.  After negotiations, you and we have agreed to certain modifications to the Agreement, at your request and for your benefit.  This Addendum contains the agreements between you and us based on those negotiations.

3.           Certain Definitions.  For purposes of Section the Agreement Addendum, the definition of the word “owner” is limited to the persons described in that definition, but only if they also:

(a)           serve as an officer, director, manager or other principal executive serving in a role similar to that of an officer and director of a corporation; or

(b)           are persons who hold a 10% or more, direct or indirect, legal or beneficial ownership interest or voting rights, in the Area Representative, or have other legal or equitable interests or powers resulting in any legal or equitable interest in 10% or more of the revenue, profits, rights or assets of the Area Representative.

The Area Representative represents that currently the only persons who meet this amended definition of “owner” are the following:  Gregory R. Janson, Ulderico Conte, Henry E.

1

Cartwright and Terry A. Cartwright.  Accordingly, only those 4 individuals will be required to complete the Principal Owner’s Guarantee You will require prospective owners who will not serve as an officer, director, manager or other principal executive serving in a role similar to that of an officer and director of a corporation to complete investor questionnaires enabling you to meet your investigatory and due diligence obligations regarding their background.

4.           Transfer Restrictions.  Notwithstanding any contrary provisions in the Agreement:

(a)           Prior to but not following your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), our approval will be required for transfers or sales of equity interests in the Area Representative exceeding 5% or more.  You understand and acknowledge that this right of approval is intended to apply to single transfers and multiple transactions with a single transferee that, when combined, exceed 5% or more during any 6 month period.  Prior to but not following your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), you will not issue additional securities or permit the transfer of any securities in the Area Representative to anyone:

(i)           who will have a legal or beneficial interest of 5% or more who has not received our approval, not to be unreasonably withheld;

(ii)           who has been convicted of, or is the subject of any, indictment for any felony; or

(iii)           who is an officer, director, manager (or any similar executive position), or owner of 5% or more of the equity or voting securities, of any Competitive Business who has not received our approval, not to be unreasonably withheld.

(b)           We understand and approve your financing strategy to raise capital through one or more private placements of equity securities, to be placed with passive investors.  You have represented to us that the passive investors will not have management or control over you, and that the existing owners will retain all management rights and control over the Business Entity and its operations.  You recognize that we are not an issuer of any of the securities and you will provide us with copies of the private placement memorandum and other disclosure documents for our comment and review prior to your dissemination of such offering materials.  We may require you to include statements in such documents to clearly indicate to prospective investors that their relationship will be with you, and not with us, that we are for all purposes not an issuer of any of such securities, and that the investors will have no claims against us relating to their purchase or sale of any such securities.

(c)           You have submitted to us a list of the identities of your current executive officers and directors.  Prior to but not following your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), you agree not to change any of them without obtaining our prior approval, which will not be unreasonably withheld.

(d)           You will require prospective investors to complete investor questionnaires enabling you to meet your investigatory and due diligence obligations regarding their background so that you can assure that the investors are eligible to be investors and do not have backgrounds which conflict with Sections 4(a)(ii)-(iii) above.

TAMPDOCS\519491.911/21/06
2

5.           Initial Public Offering. Under the Agreement, a public offering of your securities would be deemed a transfer that requires you to meet certain conditions, including obtaining our written consent and the commencement of our right of first refusal to acquire your Restaurants.  Nevertheless, we will not withhold our consent to your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), and we will waive our right of first refusal, if all of the following conditions are met:

(a)           Use of Proceeds. The net proceeds of such offering of securities are not used primarily for the purpose of developing, opening, acquiring and operating Competitive Businesses.  The terms "net proceeds" will mean the amount of funds raised in such offering less the offering costs described in the associated registration statement and prospectus (e.g., underwriters’ commissions, marketing expenses, legal and accounting fees, etc.).

(b)           Management.  In the event that management does not include Gregory R. Janson and Ulderico Conte, we have approved the identity, duties and responsibilities of your Chief Executive Officer and Chief Operating Officer who must have requisite experience in the restaurant industry that otherwise meets the qualifications of our individual franchise owners.  Such approval will not be unreasonably withheld.

(c)           Informational Requirements. Due to the application of the U.S. federal and state securities laws, you recognize you will be required to disclose various information to prospective investors in a public offering.  This information may reflect upon us.  Accordingly, prior to engaging in any public offering and/or disseminating any preliminary prospectuses or other offering materials, you agree to submit to us any such written information concerning us prior to its inclusion in any registration statement, prospectus, preliminary prospectus or other offering circular, business plan or other documentation to be used in connection with the offering.  Information regarding us may only be used after we have provided our written consent to its use, and such consent shall not being unreasonably withheld.  Our consent to the use of such information, however, does not imply or constitute our approval with respect to the sale of the underlying securities, the offering literature submitted to us, or any other aspect of the offering.  No information regarding us will be included in any securities disclosure or offering documents, unless such information has been furnished by us, in writing, pursuant to your request, or we have previously approved it.  When requesting such information from us, you must state the specific purpose for which the information will be used when making the request.  If we object to any information regarding us in any offering literature, prospectus or other documentation, you must not use such information unless and until our concerns are satisfied or our objections are withdrawn.  We assume no responsibility for the offering whatsoever.

(d)           Required Legend.  The prospectus, offering document or other offering literature must contain the following language in bold-faced type in a prominent location mutually acceptable to you and us:

EVOS USA, INC. IS NOT DIRECTLY OR INDIRECTLY THE ISSUER OF THE SECURITIES OFFERED AND ASSUMES NO RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE ADEQUACY OR ACCURACY OF THE INFORMATION DESCRIBED HEREIN, INCLUDING ANY STATEMENTS MADE WITH RESPECT TO IT.  EVOS USA, INC. DOES NOT ENDORSE OR MAKE ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING.

(e)           Exchange Listings. You must not use our service marks, trademarks, trade names or any portion or abbreviation of them, or any word or letters bearing such a resemblance in any listing with any exchange, CUSIP forum, or any abbreviation for any stock exchange listings in the media or otherwise.  In particular, the word EVOS will not be so used.

TAMPDOCS\519491.911/21/06
3

(f)           Timing. Neither of the parties may engage in any public offering of its securities at any time within 90 days before or after the commencement or end of any public offering of securities by the other party.

(g)           Indemnification. You agree to indemnify, defend and hold us and our officers, directors, employees and agents, harmless from and against any and all claims, demands, liabilities, and all costs and expenses (including our cost of defense which includes reasonable attorneys' fees) incurred in the defense of any claims, demands or liabilities arising from your offer or sale of securities, whether asserted by a purchaser of any such security or by any governmental agency.  We have the right (but not the obligation) to defend any such claims, demands or liabilities and/or to participate in the defense of any action in which we are named as a party.

(h)           Notifications. Once you become a "public company" (as that term is used in connection with the Securities and Exchange Act of 1934, as amended), you will be required to file certain periodic reports with the U.S. Securities and Exchange Commission (the "SEC").  In addition, your stockholders will also be required to file certain notices with the SEC under certain circumstances.  You agree to furnish us with copies of all filings, notices and reports made by you or by any of your stockholders that concern you or your securities to us if such filings, notices and reports are not publicly available.  In particular, you agree to provide us with notification any time any person or group acquires a 10% or greater ownership interest in your securities if such information is not publicly available.

6.           Competitive Restrictions

(a)           Competitive Business. Prior to but not following your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), you and we agree that ownership of 5% or more of your securities by any other person, group or company that is engaged in a Competitive Business without our prior written approval would constitute a material breach of this Agreement.  If such a breach is not cured within 60 days of written notice to you, we may terminate the Agreement and any other agreement we have with you or your affiliates, and exercise any or all rights to acquire the Area Representative Business and any development rights in accordance with the post-termination obligations described in the Agreement.

(b)           Board Membership. Prior to but not following your sale of securities through a public offering (as that term is defined under the Securities Act of 1933, as amended), no member of your Board of Directors, operating managers (in the case of a partnership or limited liability company) may be affiliated with any Competitive Business without our prior written approval.

7.           Transfers and Assignment. Your rights under this Addendum are personal to you and may not be transferred in conjunction with the Agreement and do not inure to the benefit of your successors or assigns.  You may not transfer or assign any rights under this Addendum in a manner regardless if part of or separate from the transfer or assignment of the entire Franchise Agreement.  This Addendum will automatically cancel if you engage in any transaction in which 50% or more of the ownership interests in the Area Representative (including any equity interests, profits interests, or rights to cash flows) is transferred to anyone who serves as an officer, director, manager or other principal executive serving in a role similar to that of an officer and director of a corporation who is not affiliated with the Area Representative.

8.           Termination. This Addendum will automatically terminate at the same time as the Agreement.

4

9.           Remaining Terms Unaffected.  All remaining terms and conditions of the Agreement are unaffected by this Addendum, and continue to be effective and binding on the parties.

Intending to be bound, you and we sign and deliver this Addendum effective as of the Effective Date, regardless of the actual date of signature.

HEALTHY FAST FOOD, INC.	EVOS USA, INC.

By: /s/ Gregory R. Janson	By: /s/ Alkis Crassas
Name: Gregory R. Janson	Name: Alkis Crassas
Title: President	Title: President
Date: 12/1/06	Date: 12/1/06